
                                                                        NSAR ITEM 77O

                                                        VK Trust for Investment Grade Florida Municipal
                                                                      10f-3 Transactions

  UNDERWRITING #            UNDERWRITING            PURCHASED FROM     AMOUNT OF SHARES  % OF UNDERWRITING  DATE OF PURCHASE
                                                                          PURCHASED
         1         Virgin Island Public Financing      PaineWebber         1,000,000          0.335%           11/10/99
         2           Lee County Florida Airport       Siebert: Hough       1,000,000          0.306%           03/02/00
                                                        1st Union
         3            Miami Beach FL Stormwater       William Hough          750,000           1.44%           10/19/00

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Underwriting Participants

Underwriter #1      Underwriter #2                      Underwriter #3
--------------      --------------                      --------------

Morgan Stanley      First Union Capital Markets         Bear Stearns & Co. Inc.
Roosevelt & Cross   William R. Hough                    Morgan Stanley
                    Raymond James                       Ramirez & Co., Inc.
                    Merchants Capital
                    Morgan Stanley
                    Muriel Siebert/Siebert Brandford